                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant    |X|
Filed by a party other than the Registrant  |_|

Check the appropriate box:
|_| Preliminary Proxy Statement         |_|  Confidential, For Use of the
|_| Definitive Proxy Statement               Commission Only (as permitted by
|_| Definitive Additional Materials          Rule 14a-6(e)(2))

|X| Soliciting Material Under Rule 14a-12

                            PEOPLE'S BANCSHARES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
        |X|  No fee required.
        |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
           (1) Title of each class of securities to which transaction applies:
           (2) Aggregate number of securities to which transaction applies:
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           (4)  Proposed maximum aggregate value of transaction:
           (5)  Total fee paid:

        |_|  Fee paid previously with preliminary materials:

        |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:
           (2)  Form, Schedule or Registration Statement No.:
           (3)  Filing Party:
           (4)  Date Filed:

On December 13, 2001, People's Bancshares, Inc. issued the following press release:

                       FIRSTFED AMERICA BANCORP, INC. AND
  PEOPLE'S BANCSHARES, INC. ANNOUNCE DATE OF THEIR RESPECTIVE SPECIAL MEETINGS

         Swansea and New Bedford, Massachusetts, December 13, 2001 -- FIRSTFED AMERICA BANCORP, INC. ("FIRSTFED," AMEX: FAB), and People's Bancshares, Inc. ("People's," NASDAQ: PBKB ), New Bedford, Massachusetts, jointly announced today that their respective special meetings of stockholders to consider and vote on the proposed merger of People's with and into FIRSTFED will be held on February 4, 2002. Stockholders of record of each company as of December 17, 2001 will be entitled to vote on the proposal to approve and adopt the Agreement and Plan of Merger entered into by the parties on October 1, 2001.

         FIRSTFED has filed a registration statement with the United States Securities and Exchange Commission ("SEC") on Form S-4 that contains a preliminary joint proxy statement/prospectus and other relevant documents concerning the merger. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by FIRSTFED will be available free of charge from Philip G. Campbell, Vice President, Director of Marketing of FIRSTFED at ONE FIRSTFED PARK, Swansea, Massachusetts 02777, telephone (508) 235-1361. Documents filed with the SEC by People's will be available free of charge from Mary Ann Wilson, Assistant Vice President, Marketing Officer of People's at 545 Pleasant Street, New Bedford, Massachusetts 02740, telephone
(508) 991-2601. PLEASE READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

         FIRSTFED and its directors and executive officers may be deemed to be participants in the solicitation of proxies from FIRSTFED stockholders to approve the merger. Information about the directors and executive officers of FIRSTFED and their ownership of FIRSTFED common stock is set forth in FIRSTFED's proxy statement as filed with the SEC on June 22, 2001.

         People's and its directors and executive officers may be deemed to be participants in the solicitation of proxies from People's stockholders to approve the merger. Information about the directors and executive officers of People's and their ownership of People's common stock is set forth in People's proxy statement as filed with the SEC on April 30, 2001.

         Additional information about the interests of those participants may be obtained from the definitive joint proxy statement/prospectus regarding the proposed acquisition when it becomes available.

For further information contact:

Robert F. Stoico                         Edward A. Hjerpe, III
Chairman, President and CEO              Executive Vice President, COO and CFO
FIRSTFED AMERICA BANCORP, INC.           FIRSTFED AMERICA BANCORP, INC.
(508) 679-8181, ext. 1500                (508) 679-8181, ext. 1505

Richard S. Straczynski                   James K. Hunt
President and CEO                        Chief Financial Officer
People's Bancshares, Inc.                People's Bancshares, Inc.
(508) 991-2601                           (508) 991-2601